Exhibit 99.1

FleetCor Reports Fourth Quarter 2014 Financial Results

Fourth Quarter Adjusted Net Income Per Share Grows 29% Year-Over-Year

NORCROSS, Ga., February 5, 2015 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its fourth quarter ended December 31, 2014.

“Our fourth quarter results were very strong and helped complete a terrific 2014,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “For full year 2014, total revenue grew 34%, organic revenue grew approximately 13%, and adjusted net income grew 31%. We had a number of new oil partner wins, we entered Germany, we added some new executive talent, and we completed the Comdata deal, so a very good 2014.”

Financial Results for Fourth Quarter 2014:

GAAP Results

•	Total revenues increased 47% to $376.7 million compared to $255.5 million in the fourth quarter of 2013. Comdata, which was acquired on November 14, 2014, contributed approximately 27 percentage points of the revenue growth in the quarter, or $70 million to the fourth quarter of 2014.

•	The Company reported GAAP net income[1] of $109.5 million or $1.21 per diluted share in the fourth quarter of 2014 compared to GAAP net income of $68.1 million or $0.80 per diluted share in the fourth quarter of 2013. Included in GAAP net income in the fourth quarter of 2014 was an estimated loss of approximately $19 million related to the Comdata acquisition (including all deal related expenses), and approximately $29 million gain in unusual items reflecting adjustments to purchase accounting entries for contingent consideration and tax indemnifications for the company’s 2013 acquisitions of DB and VB in Brazil.

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 44% to $343.4 million compared to $237.7 million in the fourth quarter of 2013. Comdata contributed approximately 29 percentage points of revenue growth, or $70 million to the fourth quarter of 2014 results.

•	Adjusted net income[1] increased 37% to $125.8 million compared to $92.1 million in the fourth quarter of 2013;

•	Adjusted net income per diluted share[1] increased 29% to $1.39 compared to $1.08 in the fourth quarter of 2013. Included in adjusted net income per diluted share for the fourth quarter of 2014 was an estimated loss of approximately $0.06 per diluted share related to the Comdata acquisition (including all deal related expenses).

Fiscal Year 2015 Outlook:

“For 2015 we have a number of macro-economic headwinds affecting our business, primarily foreign exchange rates, market fuel spreads, and fuel prices,” said Eric Dey, chief financial officer FleetCor Technologies, Inc. “In aggregate, we are estimating that these three macro-economic factors create approximately $160 million revenue headwind and approximately $1.00 adjusted net income per diluted share headwind versus the 2014 averages. Despite these headwinds we like our fundamentals, and expect year-over-year adjusted net income per diluted share growth of 17% at the midpoint of our guidance range. Also, in constant currency our adjusted net income per diluted share guidance would have been approximately $6.40 at the midpoint of the range and with normalized spreads and fuel prices at the 2014 average our guidance would have been approximately $7.00 in adjusted net income per diluted share.”

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

For fiscal year 2015 FleetCor Technologies, Inc. is expecting the following:

•	Total revenues between $1,600 million and $1,650 million

•	Adjusted net income between $560 million and $580 million

•	Adjusted net income per diluted share between $5.95 and $6.15

The Company’s fiscal-year guidance assumptions for 2015 are as follows:

•	Weighted fuel prices equal to $2.58 per gallon average for 2015 in the U.S. compared to $3.56 per gallon average in the U.S. in 2014, down approximately 30%

•	Market spreads slightly better than prior year in the first quarter of 2015, neutral in the second quarter, and worse in the third and fourth quarters compared to 2014

•	Foreign exchange rates equal to the seven day average ended January 13, 2015

•	SVS business for the entire first quarter of 2015

•	Continued weakness in the Company’s Russian business

•	Full year tax rate of 32.1%

•	Fully diluted shares outstanding of 94.3 million shares

•	No impact related to acquisitions or material new partnership agreements not already disclosed

Conference Call

The Company will host a conference call to discuss fourth quarter 2014 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13599700. The replay will be available until February 12, 2015. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) loss on the early extinguishment of debt, (e) our proportionate share of amortization of intangible assets at our equity method investment, and (f) other non-cash adjustments. Adjusted EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets, (d) amortization of intangible assets, (e) other (income) expense, net, (f) gains and losses at equity method investment, and (g) loss on early extinguishment of debt. The Company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the company’s revenue performance. The Company uses adjusted EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that adjusted EBITDA may be useful to investors for understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues, adjusted net income, and adjusted EBITDA:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income and adjusted EBITDA are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty.

FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries

Unaudited Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$376,697	$255,501	$1,199,390	$895,171

Expenses:
Merchant commissions	33,290	17,783	96,254	68,143
Processing	56,185	38,604	173,337	134,030
Selling	22,642	18,397	75,527	57,346
General and administrative	83,659	50,509	205,963	142,283
Depreciation and amortization	37,800	24,158	112,361	72,737
Other operating, net	(29,501)	—	(29,501)	—

Operating income	172,622	106,050	565,449	420,632

Other (income) expense, net	(1,570)	472	(700)	602
Equity method investment loss	4,897	—	8,586	—
Interest expense, net	13,228	5,501	28,856	16,461
Loss on early extinguishment of debt	15,764	—	15,764	—

Total other expense	32,319	5,973	52,506	17,063

Income before income taxes	140,303	100,077	512,943	403,569
Provision for income taxes	30,763	31,957	144,236	119,068

Net income	$109,540	$68,120	$368,707	$284,501

Basic earnings per share	$1.25	$0.83	$4.37	$3.48
Diluted earnings per share	$1.21	$0.80	$4.24	$3.36

Weighted average shares outstanding:
Basic shares	87,877	82,388	84,317	81,793
Diluted shares	90,240	85,277	86,982	84,655

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$477,069	$338,105
Restricted cash	135,144	48,244
Accounts receivable (less allowance for doubtful accounts of $23,842 and $22,416, respectively)	664,076	573,351
Securitized accounts receivable — restricted for securitization investors	675,000	349,000
Prepaid expenses and other current assets	74,889	40,062
Deferred income taxes	101,451	4,750

Total current assets	2,127,629	1,353,512

Property and equipment	135,062	111,100
Less accumulated depreciation and amortization	(61,499)	(57,144)

Net property and equipment	73,563	53,956
Goodwill	3,797,445	1,552,725
Other intangibles, net	2,451,784	871,263
Equity method investment	141,933	—
Other assets	72,431	100,779

Total assets	$8,664,785	$3,932,235

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$722,714	$467,202
Accrued expenses	178,375	114,870
Customer deposits	476,498	182,541
Securitization facility	675,000	349,000
Current portion of notes payable and other obligations	749,764	662,439
Other current liabilities	84,546	132,846

Total current liabilities	2,886,897	1,908,898

Notes payable and other obligations, less current portion	2,168,953	474,939
Deferred income taxes	815,169	249,504
Other noncurrent liabilities	40,629	55,001

Total noncurrent liabilities	3,024,751	779,444

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 119,771,155 shares issued and 91,662,043 shares outstanding at December 31, 2014; and 475,000,000 shares authorized, 118,206,262 shares issued and 82,471,770 shares outstanding at December 31, 2013	120	117
Additional paid-in capital	1,852,442	631,667
Retained earnings	1,403,905	1,035,198
Accumulated other comprehensive loss	(156,933)	(47,426)
Less treasury stock, 28,109,112 shares at December 31, 2014 and 35,734,492 shares at December 31, 2013	(346,397)	(375,663)

Total stockholders’ equity	2,753,137	1,243,893

Total liabilities and stockholders’ equity	$8,664,785	$3,932,235

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2014		2013
	(Unaudited)
Operating activities
Net income	$368,707		$284,501

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,097		16,885
Stock-based compensation	37,649		26,676
Provision for losses on accounts receivable	24,412		18,867
Amortization of deferred financing costs	2,796		3,276
Loss on extinguishment of debt	15,764		—
Amortization of intangible assets	86,149		49,313
Amortization of premium on receivables	3,259		3,263
Deferred income taxes	(809)		(5,453)
Equity method investment loss	8,586		—
Fair value adjustment for contingent consideration arrangements	(27,501)		—
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	6,625		5,430
Accounts receivable	256,185		(45,005)
Prepaid expenses and other current assets	(1,141)		(74)
Other assets	16,416		38,906
Excess tax benefits related to stock-based compensation	(56,790)		(32,535)
Accounts payable, accrued expenses and customer deposits	(153,070)		11,635

Net cash provided by operating activities	608,334		375,685

Investing activities
Acquisitions and investments, net of cash acquired	(2,567,017	) [1]	(728,343)
Purchases of property and equipment	(27,070)		(20,785)

Net cash used in investing activities	(2,594,087)		(749,128)

Financing activities
Excess tax benefits related to stock-based compensation	56,790		32,535
Proceeds from issuance of common stock	29,641		30,438
Borrowings on securitization facility, net	326,000		51,000
Deferred financing costs paid	(43,943)		(1,970)
Principal payments on notes payable	(546,875)		(28,125)
Proceeds from notes payable	2,320,000		—
Borrowings on revolver — A Facility	807,330		783,663
Payments on revolver — A Facility	(783,600)		(261,516)
Borrowings on foreign revolver — B Facility	—		16,715
Payments on foreign revolver — B Facility	(7,337)		(8,552)
Payments on acquired debt	—		(164,083)
Borrowings from swing line of credit, net	4,990		—
Other	(731)		(14,380)

Net cash provided by financing activities	2,162,265		435,725

Effect of foreign currency exchange rates on cash	(37,548)		(7,826)

Net increase in cash and cash equivalents	138,964		54,456
Cash and cash equivalents, beginning of year	338,105		283,649

Cash and cash equivalents, end of year	$477,069		$338,105

Supplemental cash flow information
Cash paid for interest	$29,098		$25,886

Cash paid for income taxes	$79,124		$99,308

[1]	Amounts reported in acquisitions and investments, net of cash acquired, includes debt assumed and immediately repaid in acquisitions.

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues, net	$376,697	$255,501	$1,199,390	$895,171
Merchant commissions	33,290	17,783	96,254	68,143

Total adjusted revenues	$343,407	$237,718	$1,103,136	$827,028

The following table reconciles net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$109,540	$68,120	$368,707	$284,501
Provision for income taxes	30,763	31,957	144,236	119,068
Interest expense, net	13,228	5,501	28,856	16,461
Depreciation and amortization	37,800	24,158	112,361	72,737
Other expense, net	(1,570)	472	(700)	602
Equity method investment loss	4,897	—	8,586	—
Loss on extinguishment of debt	15,764	—	15,764	—

Adjusted EBITDA	$210,422	$130,208	$677,810	$493,369

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$109,540	$68,120	$368,707	$284,501
Stock based compensation	11,357	14,235	37,649	26,676
Amortization of intangible assets	30,412	17,778	86,149	49,313
Amortization of premium on receivables	814	815	3,259	3,263
Amortization of deferred financing costs	1,197	842	2,796	3,276
Amortization of intangibles at equity method investment	2,824	—	7,982	—
Loss on extinguishment of debt	15,764	—	15,764	—
Other non-cash adjustments	(28,869)	—	(28,869)	—

Total pre-tax adjustments	33,499	33,670	124,730	82,528
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(17,217)	(9,712)	(45,767)	(24,349)

Adjusted net income	$125,822	$92,078	$447,670	$342,680

Adjusted net income per diluted share	$1.39	$1.08	$5.15	$4.05
Diluted shares	90,240	85,277	86,982	84,655

[1]	The effective tax rate used to calculate the income tax impact of pre-tax adjustments excludes the impact of a $9.5 million discrete tax benefit, as well as other non-cash adjustments and their related income tax expense.

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change
NORTH AMERICA
–Transactions[2]	330,471	42,262	288,209	682.0%	458,865	164,953	293,912	178.2%
–Revenues, net per transaction	$0.75	$2.97	$(2.22)	-74.8%	$1.46	$2.79	$(1.34)	-47.9%
–Revenues, net	$246,749	$125,359	$121,390	96.8%	$668,328	$460,705	$207,623	45.1%

INTERNATIONAL
–Transactions	48,623	47,817	806	1.7%	192,489	162,563	29,926	18.4%
–Revenues, net per transaction	$2.67	$2.72	$(0.05)	-1.8%	$2.76	$2.67	$0.09	3.2%
–Revenues, net	$129,948	$130,142	$(194)	-0.1%	$531,062	$434,466	$96,596	22.2%

FLEETCOR CONSOLIDATED REVENUES
–Transactions[2]	379,094	99,079	289,015	320.8%	651,354	327,516	323,838	98.9%
–Revenues, net per transaction	$0.99	$2.84	$(1.84)	-65.0%	$1.84	$2.73	$(0.89)	-32.6%
–Revenues, net	$376,697	$255,501	$121,196	47.4%	$1,199,390	$895,171	$304,219	34.0%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
–Transactions[2]	379,094	99,079	289,015	320.8%	651,354	327,516	323,838	98.9%
–Adjusted Revenues per transaction	$0.91	$2.64	$(1.73)	-65.7%	$1.69	$2.53	$(0.83)	-32.9%
–Adjusted Revenues	$343,407	$237,718	$105,689	44.5%	$1,103,136	$827,028	$276,108	33.4%

[1]	Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company's revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.
[2]	Includes approximately 270 million transactions related to our SVS business acquired with Comdata in 2014.

Sources of Revenue[3]
	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	Change	% Change	2014	2013	Change	% Change
Revenue from customers and partners	54.8%	56.8%	-2.0%	-3.5%	54.9%	53.6%	1.3%	2.4%
Revenue from merchants and networks	45.2%	43.2%	2.0%	4.6%	45.1%	46.4%	-1.3%	-2.8%
Revenue tied to fuel-price spreads	19.7%	13.6%	6.1%	44.9%	16.5%	15.7%	0.8%	5.1%
Revenue influenced by absolute price of fuel	14.6%	18.3%	-3.7%	-20.2%	17.0%	19.6%	-2.6%	-13.3%
Revenue from program fees, late fees, interest and other	65.7%	68.1%	-2.4%	-3.5%	66.5%	64.7%	1.8%	2.8%

[3]	Expressed as a percentage of consolidated revenue, net.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues, net:[1]
North America	$246,749	$125,359	$668,328	$460,705
International	129,948	130,142	531,062	434,466

	$376,697	$255,501	$1,199,390	$895,171

Operating income:[1]
North America	$83,992	$51,904	$287,303	$220,526
International	88,630	54,146	278,146	200,106

	$172,622	$106,050	$565,449	$420,632

Depreciation and amortization:[1]
North America	$19,628	$6,669	$39,275	$22,267
International	18,172	17,489	73,086	50,470

	$37,800	$24,158	$112,361	$72,737

Capital expenditures:[1]
North America	$4,010	$1,834	$9,407	$6,132
International	4,781	3,603	17,663	14,653

	$8,791	$5,437	$27,070	$20,785

[1]	The results from our Comdata business acquired during the fourth quarter of 2014 are presented with our North American segment.

Exhibit 4

FLEETCOR, COMDATA AND UNUSUAL ADJUSTMENTS STATEMENT OF INCOME (NON-GAAP)

(In thousands)

(Unaudited)

The purpose of the following table is to present the results of FleetCor Technologies, Inc. ("FleetCor") on a proforma basis, assuming the Comdata, Inc. ("Comdata") acquisition did not occur, and excluding the impact of unusual adjustments. The Comdata column shows the results of operations for the business for the period of time that Fleetcor owned the business during 2014. Also included in the Comdata column are all deal related expenses, incremental interest expense, and purchase accounting amoritization of intangibles related to the acquisition of Comdata and includes the dilutive effective of the incremental shares issued. The unusual adjustments column relates to amounts recorded during the period related to the consideration paid for the Company's acquisitions of DB and VB in Brazil.

	Three Months Ended December 31,
	2014								2013	% Change
	FleetCor Technologies, Inc.		Comdata, Inc.		Unusual Adjustments		Total
Revenues, net	$306,858		$69,839		$—		$376,697		$255,501	47%
Operating expenses	156,831		76,113	[1]	(28,869	) [7]	204,075		149,451	37%
Total other expense	7,610		24,709	[2]	—		32,319		5,973	441%

Income (loss) before income taxes	142,417		(30,983)		28,869		140,303		100,077	40%
Provision for income taxes	42,630		(11,866	) [3]	(1	) [8]	30,763		31,957	-4%

Net income	$99,787		$(19,117)		$28,870		$109,540		$68,120	61%
Proforma diluted shares	86,261	[4]	90,240	[5]	90,240	[5]	90,240	[5]	85,277	6%
Net income (loss) per proforma diluted share	$1.16		$(0.21)		$0.32		$1.21	[9]	$0.80	52%
Adjusted net income	$125,116		$705		$1		$125,822		$92,078	37%
Adjusted net income per proforma diluted share	$1.45		$0.01		$—		$1.46	[10]	$1.08	35%
Dilutive impact of shares issued with acquisition	—		(0.06	) [6]	—		(0.06)		—

Net adjusted net income per proforma diluted share[12]	$1.45		$(0.06)		$—		$1.39	[11]	$1.08	29%

[1]	Includes the impact of all deal related fees incurred by FleetCor Technologies, Inc. for the acquisition of Comdata of approximately $25.0 million.
[2]	Includes the impact of the loss on extinguishment of debt of $15.8 million and incremental interest expense incurred of $8.9 million, calculated as the excess interest expense over what would have been incurred had incremental borrowings not been made, by FleetCor Technologies, Inc. in connection with the acquisition of Comdata, Inc.
[3]	Calculated using the marginal tax rate for Comdata, Inc. of 38.3%.
[4]	Represents diluted shares of FleetCor Technologies, Inc. excluding the weighted average impact of the issuance of 7,625,380 common shares issued on November 14, 2014 for consideration for the acquisition of Comdata, Inc.
[5]	Represents diluted shares of FleetCor Technologies, Inc. inclusive of the weighted average impact of the issuance of 7,625,380 common shares issued on November 14, 2014 for consideration for the acquisition of Comdata, Inc.
[6]	Represents the weighted average impact of the issuance of 7,625,380 common shares issued for consideration for the acquisition of Comdata, Inc. on the calculation of adjusted net income per proforma diluted share of FleetCor Technologies, Inc. results for the three months ended December 31, 2014.
[7]	Represents the favorable impact of fair value adjustments recorded related to contingent consideration arrangements for the Company's acquisition of VB in Brazil of $28.1 million, partially offset by local tax incurred on financial transactions of $0.6 million related to the fair value adjustments. Adjustment also includes the net favorable impact of the reversal of other various contingent liabilities of approximately $1.4 million.
[8]	Represents tax on the gain from the fair value adjustments recorded related to contingent consideration arrangements for the Company's acquisition of VB in Brazil of approximately $9.5 million, offset by the favorable tax impact of te reversal of a tax reserve set up in conjunction with the Company's acquisition of DB in Brazil of $9.5 million.
[9]	Row does not calculate across due to the weighted average impact of dilution of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. Net income per proforma dilutive share, inclusive of dilution, may not calculate precisely due to the impact of rounding.
[10]	Calculated as adjusted net income per diluted share by column added across. Excludes the weighted average impact of dilution of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc.
[11]	Represents the adjusted net income per diluted share calculated for the consolidated financial results of FleetCor Technologies, Inc. Includes the weighted average impact of dilution of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. Column may not foot precisely due to the impact of rounding.
[12]	May not calculate precisely due to the impact of rounding.

Exhibit 5

RECONCILIATION OF FLEETCOR, COMDATA AND UNUSUAL ADJUSTMENTS STATEMENT OF INCOME (NON-GAAP)

(In thousands)

(Unaudited)

The following table reconciles net income to adjusted net income, adjusted net income per diluted share and adjusted net income per proforma diluted share for FleetCor, Comdata and adjustments during the period:

	Three Months Ended December 31,
	2014							2013
	FleetCor Technologies, Inc.		Comdata, Inc.	Unusual Adjustments		Total
Net income	$99,787		$(19,117)	$28,870		$109,540		$68,120

Stock based compensation	11,357		—	—		11,357		14,235
Amortization of intangible assets	18,796		11,616 [1]	—		30,412		17,778
Amortization of premium on receivables	814		—	—		814		815
Amortization of deferred financing costs	1,197		—	—		1,197		842
Amortization of intangibles at equity method investment	2,824		—	—		2,824		—
Loss on extinguishment of debt	—		15,764	—		15,764		—
Other non-cash adjustments	—		—	(28,869	) [3]	(28,869)		—

Total pre-tax adjustments	34,988		27,380	(28,869)		33,499		33,670

Income tax impact of pre-tax adjustments at the effective tax rate[2]	(9,659)		(7,558)	—	[3]	(17,217)		(9,712)

Adjusted net income	$125,116		$705	$1		$125,822		$92,078

Adjusted net income per diluted share	$1.39		$0.01	$0.00		$1.39	[4]	$1.08

Adjusted net income per proforma diluted share	$1.45		$0.01	$0.00		$1.39	[5]	$1.08

Dilutive impact of shares issued with acquisition	$(0.06	) [7]

Diluted shares	90,240		90,240	90,240		90,240		85,277
Proforma diluted shares[6]	86,261	[6]	90,240	90,240		90,240		85,277

[1]	Calculation of amortization for acquired intangibles is based on preliminary purchase price allocation.
[2]	The effective tax rate used to calculate the income tax impact of pre-tax adjustments excludes the impact of a $9.5 million discrete tax benefit, as well as other non-cash adjustments and their related income tax expense impact. This effective tax rate is used consistently for the calculation of the tax impact of pre-tax adjustments for the results of FleetCor Technologies, Inc. and Comdata, Inc.
[3]	As the effective tax rate used to calculate the income tax impact of pre-tax adjustments is inclusive of the effective tax rate impact of ‘Adjustments’, these amounts are not tax effected again.
[4]	Row does not calculate across due to the weighted average impact of dilution of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. Net income per proforma dilutive share, inclusive of dilution, may not calculate precisely due to the impact of rounding.
[5]	Represents the net income per proforma diluted share calculated for the consolidated financial results of FleetCor Technologies, Inc. Row does not calculate across due to the weighted average impact of dilution of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. Net income per proforma dilutive share, inclusive of dilution, may not calculate precisely due to the impact of rounding.
[6]	Represents diluted shares of FleetCor Technologies, Inc. excluding the weighted average impact of the issuance of 7,625,380 common shares transferred from treasury shares, on November 14, 2014, for consideration for the acquisition of Comdata, Inc.
[7]	Represents the weighted average impact of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. on the calculation of adjusted net income per proforma diluted share of FleetCor Technologies, Inc. results for the three months ended December 31, 2014.

The following table reconciles proforma diluted shares to diluted shares:

	Three Months Ended December 31,
	2014					2013
	FleetCor Technologies, Inc.		Comdata, Inc.	Unusual Adjustments	Total
Proforma diluted shares	86,261	[1]	90,240	90,240	90,240	85,277
Weighted average impact of issuance of equity	3,979	[2]	—	—	—	—

Diluted shares	90,240		90,240	90,240	90,240	85,277

[1]	Represents diluted shares of FleetCor Technologies, Inc. excluding the weighted average impact of the issuance of 7,625,380 common shares transferred from treasury shares, on November 14, 2014, for consideration for the acquisition of Comdata, Inc.
[2]	Represents the weighted average impact of the issuance of 7,625,380 common shares, transferred from treasury, for consideration for the acquisition of Comdata, Inc. on the calculation of diluted shares of FleetCor Technologies, Inc. results for the three months ended December 31, 2014. Acquisition was completed on November 14, 2014.